Exhibit 4.4

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THIS WARRANT TO PURCHASE STOCK AGREEMENT, DATED 27 NOVEMBER 2013, AS WELL AS THE COMPANY'S ARTICLES OF ASSOCIATION, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

WARRANT TO PURCHASE STOCK

Company:	OXFORD IMMUNOTEC GLOBAL PLC, a public limited company incorporated in England with company number 8654254

Number of Shares:	15,791
Class of Stock:	Ordinary Shares pursuant to the Company's Articles
Initial Exercise Price:	$0.81 per share
Issue Date:	November 27, 2013
Expiration Date:	May 25, 2023 (subject to Article 4.1)

THIS WARRANT (“WARRANT”) CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged. SQUARE 1 BANK or its assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable ordinary shares (the “Shares”) of Oxford Immunotec Global PLC (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

Article 1

EXERCISE

1.1          Method of Exercise. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the registered office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2          Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share.

1.3           Intentionally Omitted.

1.4           Intentionally Omitted.

1.5           Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, and Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.6           Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.7           Repurchase on Sale, Merger, or Consolidation of the Company.

1.7.1.     “Acquisition.” For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, (b) any sale or disposition of all or substantially all of the capital stock of the Company, or (c) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction or series of transactions where the holders of the Company's securities before the transaction or series of transactions beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or series of transactions.

1.7.2.     Deemed Exercise. If upon the closing of any Acquisition the Holder has not exercised this warrant in full, then Holder shall, at its option, by giving notice to the Company deem this warrant to have been automatically converted pursuant to Section 1.2 and the Company shall procure that the Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

Article 2

ADJUSTMENTS TO THE SHARES

2.1          Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its ordinary shares payable in ordinary shares, or other securities, or subdivides the outstanding ordinary shares into a greater number of ordinary shares, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2          Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to ordinary shares pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's ordinary shares. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price, the number of securities or property issuable upon exercise of the new warrant and expiration date. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3          Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4          Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate signed by its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.5          Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.6          Adjustments for Diluting Issuances. In the event of the issuance (a “Diluting Issuance”) by the Company after the Issue Date of securities at a price per share less than the Warrant Price (the “Offer Price”), then the number of Shares subject to the Warrant shall be increased to that number of Shares which can be purchased at the Offer Price out of the aggregate Warrant Price. Notice will be sent to the Holder detailing the adjusted number of Shares (fractional entitlements being ignored) and the new Warrant Price (being the Offer Price), along with a new warrant certificate showing such adjusted number of Shares and Warrant Price. For the avoidance of doubt, Company's issuance of options or shares arising upon exercise of such options pursuant to the Company's Amended and Restated 2008 Stock Incentive Plan shall not be a Diluting Issuance for purposes of this Section 2.6.

Article 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1           Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a)     The initial Warrant Price referenced on the first page of this warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

(b)     All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under the Company's Articles of Association or pursuant to the laws of England and Wales.

(c)     The Company's capitalization table attached to this Warrant is true and complete as of the Issue Date.

3.2          Notice of Certain Events. The Company shall provide Holder with not less than 20 days prior written notice, including a description of the material facts surrounding, any of the following events: (a) declaration of any dividend or distribution upon its ordinary shares, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) effecting any reclassification or recapitalization of ordinary shares; (d) the merger or consolidation with or into any other corporation, or sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution or winding up or (e) the completion of any Acquisition.

3.3           Information Rights. (a) So long as the Holder holds this Warrant, the Company shall deliver to the Holder within one hundred eighty (180) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (b) So long as the Guarantee and Debenture of equal date between Holder and Company remains in force and effect, the Company shall deliver to the Holder within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

3.4           Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into ordinary shares of the Company, such ordinary shares, shall be “Registrable Securities”, and Holder shall be a “Holder” of “Registrable Securities” solely for the purpose of the above- mentioned registration rights as set out in Appendix 1 of the Shareholders Agreement of the Company dated June 2012.

Article 4

MISCELLANEOUS

4.1           Term: Exercise Upon Expiration. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above; provided, however, that if the Company completes its initial public offering within the three-year period immediately prior to the Expiration Date, the Expiration Date shall automatically be extended until the first anniversary of the effective date of the Company's initial public offering. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

4.2          Legends. This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form as well as any additional legends that the Company and Holder mutually agree upon with respect to such Shares:

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OE 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THIS WARRANT TO PURCHASE STOCK AGREEMENT, DATED 27 NOVEMBER 2013, AS WELL AS THE COMPANY'S ARTICLES OF ASSOCIATION, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

4.3          Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144 (d) and (c) in reasonable detail, the selling broker represents that it has compiled with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

4.4          Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Any transfer made pursuant to this Section 4.4 must be made in accordance with the Company's Articles of Association and the laws of England and Wales.

4.5          Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

All notices to the Holder shall be addressed as follows:

Square 1 Bank

Attn: Warrant Administrator

406 Blackwell Street, Suite 240

Crowe Building

Durham, NC 27701

All notices to the Holder shall be addressed as follows::

Oxford Immunotec Global PLC

94C Innovation Drive

Milton Park

Abingdon

Oxfordshire OX14 4RZ

Attn: CFO or General Counsel

4.6          Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7          Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

4.8          Governing Law. This warrant shall be governed by and construed in accordance with the laws of the England and Wales and each of the parties irrevocably submits to the non-exclusive jurisdiction of the English courts and waives any objection to proceedings arising out of or in connection with this Agreement in such courts on the grounds of the venue or on the grounds that proceedings have been brought in an appropriate forum.

Executed as a deed, but not delivered until the first date specified on page 1, by OXFORD IMMUNOTEC GLOBAL PLC acting by one of its directors in the presence of:	Signature /s/ Richard A. Sandberg

Name (block capitals) Richard A. Sandberg
Director

Witness signature	/s/Elizabeth M. Keiley

Witness name	Elizabeth M. Keiley
(block capitals)

Witness address	700 Nickerson Road

Suite 200

Marlborough MA 01752

________

[Signature Page to Warrant to Purchase Stock]

APPENDIX 1

NOTICE OF EXERCISE

1.            The undersigned hereby elects to purchase                 ordinary shares of Oxford Immunotec Global PLC pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.            The undersigned hereby elects to convert the attached Warrant into ordinary shares in the manner specified in the Warrant. This conversion is exercised with respect to                 of the shares covered by the Warrant.

[Strike paragraph that does not apply.]

3.            Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below;

Square 1 Bank

Attn: Warrant Administrator

406 Blackwell Street, Suite 240

Crowe Building

Durham, NC 27701

4.             The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

SQUARE 1 BANK or Registered Assignee

(Signature)

(Date)